Exhibit 21

SUBSIDIARIES OF TAMBORAN RESOURCES CORPORATION

Name	Jurisdiction of Organization

Tamboran Resources USA, LLC	Delaware

Tamboran Equipment, LLC	Delaware

Tamboran Resources Investments Corp	Delaware

Tamboran Resources Investments Holdco	Delaware

Falcon Oil & Gas Ireland Limited	Ireland

Falcon Oil & Gas Holdings Ireland Ltd	Ireland

TXM Oil & Gas Exploration Kft.	Hungary

Falcon E&P South Africa (Pty) Ltd	South Africa

Tamboran Resources Pty Limited	Australia

Tamboran (Carbon Solutions) Pty Limited	Australia

Tamboran (Orion) Pty Limited	Australia

Tamboran (IP) Pty Limited	Australia

Northern Territory LNG Pty Limited	Australia

Tamboran (EP318) Pty Limited	Australia

Tamboran (McArthur) Pty Limited	Australia

Sweetpea Petroleum Pty Limited	Australia

Tamboran Services Pty Limited	Australia

Tamboran Infrastructure Pty Limited	Australia

Tamboran (Equipment) Pty Limited	Australia

Tamboran (Beetaloo) Pty Limited	Australia

Tamboran (West) Pty Limited	Australia

Tamboran (B1) Pty Limited*	Australia

Tamboran B2 Pty Limited*	Australia

Tamboran SPCF Pty Limited	Australia

Sturt Plateau Compression Facility Holding Pty Limited*	Australia

Sturt Plateau Compression Facility Holding Trust*	Australia

Sturt Plateau Compression Facility Mid Pty Limited*	Australia

Sturt Plateau Compression Facility Mid Trust*	Australia

Sturt Plateau Compression Facility Sub Pty Limited*	Australia

Sturt Plateau Compression Facility Sub Trust*	Australia

SPCF Financing Pty Limited*	Australia

Tamboran LNG Pty Limited	Australia

Tamboran Investments Pty Limited	Australia

Tamboran DC Pty Limited	Australia

Hydro X Gen Pty Limited	Australia

Exhibit 21

Tamboran Geothermal Pty Limited	Australia

Falcon Oil & Gas Australia Limited	Australia
*Tamboran Resources Corporation owns an indirect 50% interest in each such entity.